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                                                                     EXHIBIT 2.1

                      FORM OF SECURITIES EXCHANGE AGREEMENT


         THIS SECURITIES EXCHANGE AGREEMENT (this "Agreement") is made and
entered into as of        , 2001, by and among MedCath Corporation, a Delaware
corporation ("Newco"), and the undersigned member (the "Security Holder") of
                (the "Heart Hospital").

                              STATEMENT OF PURPOSE

         Newco was formed in connection with a reorganization (the "Reorganization") of MedCath Holdings, Inc., a Delaware corporation ("MedCath Holdings") in preparation for an underwritten initial public offering of common stock (the "IPO"). As a result of the Reorganization, MedCath Holdings will become a subsidiary of Newco.

         As part of the Reorganization of MedCath Holdings, Newco desires to exchange shares of its Common Stock, $.01 par value per share (the "Newco Common Stock"), or cash or a combination thereof for a portion of the membership interest owned by the Security Holder in the Heart Hospital (the "Exchange Offer"). Participation in the Exchange Offer is voluntary. The Security Holder desires to participate in the Exchange Offer.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Newco and the Security Holder agree as follows:

         1. Exchange. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2) the Security Holder irrevocably agrees (subject to Section 7 hereof) to transfer, or cause to be transferred, to Newco the portion of the Security Holder's membership interest indicated on the Security Holder's signature page to this Agreement (the "Signature Page"), free and clear of all liens, encumbrances and adverse claims, in consideration of and exchange for the purchase price therefor indicated on the Signature Page (the "Purchase Price"). The Purchase Price shall be paid, at the election of the Security Holder indicated on the Signature Page, either in (A) cash or (B) the number of shares of Newco Common Stock to be determined by dividing the Purchase Price by the price per share to the public in the IPO, or (C) a combination of shares of Newco Common Stock and cash calculated in the manner described in clauses (A) and (B) of this Section 1 allocated in the proportion indicated by the Security Holder on the Signature Page.

         2. Closing.

         2.1 The closing of the Exchange Offer (the "Closing") shall be held at the same location as the closing of the IPO (the "IPO Closing") and shall occur concurrently with the completion of the IPO Closing. At the Closing, subject to the fulfillment or waiver of the conditions set forth in subsection 2.2 below, the parties hereto shall cause the Exchange Offer to be effected in accordance with the terms of this Agreement.


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         2.2 The obligations of each of the parties hereto to complete the
Closing and effect the Exchange Offer are contingent upon the fulfillment of each of the following conditions at or before the IPO Closing, except to the extent that such condition has been waived in whole or in part by written agreement of the parties to this Agreement, provided that the condition described in subsection (a) below may not be waived:

                  (a) All of the conditions to the issuance and sale of the Newco Common Stock to the underwriters of the IPO (the "Underwriters") shall have been met or waived, and the Underwriters shall be ready, willing and able to purchase the Newco Common Stock.

                  (b) The representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects immediately prior to the Closing with the same force and effect as though made at such time; all terms, covenants and conditions to be complied with and performed by each party under this Agreement at or before the Closing shall have been duly complied with and duly performed.

                  (c) No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                  (d) All amendments and waivers required in the opinion of MedCath Holdings to the operating agreement of the Heart Hospital or from any lenders of the Heart Hospital shall have been obtained.

                  (e) MedCath Holdings shall be satisfied that all legal requirements of any type or nature applicable to MedCath Holdings, its affiliates or the Security Holder shall have been satisfied or complied with in connection with the transactions contemplated by this Agreement.

         2.3 At the Closing, the Interest shall be transferred to Newco, Newco shall become a member of the Heart Hospital in accordance with the applicable provisions of the Heart Hospital's operating agreement and the shares of Newco Common Stock and/or cash determined in accordance with Section 1 shall be delivered to the Security Holder or pursuant to the Security Holder's instructions.

         3. Representations and Warranties of Newco.

         To induce the Security Holder to enter into this Agreement and to effect the Exchange Offer hereunder, Newco hereby represents and warrants that:



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         3.1 Newco is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations hereunder.

         3.2 The shares of Newco Common Stock to be issued to the Security Holders in the Exchange Offer will be, when so issued, duly and validly issued, fully paid and nonassessable and free of any liens, security interests or encumbrances.

         3.3 This Agreement and the Exchange Offer have been approved by all requisite corporate action on the part of Newco, and this Agreement constitutes the legal, valid and binding obligation of Newco. There are no pending corporate proceedings of Newco for any dissolution or liquidation of Newco or any merger or consolidation or similar transaction to which Newco would be a party, other than with respect to the Reorganization.

         3.4 Newco's execution and delivery of this Agreement and performance of its obligations hereunder, including effecting the Exchange Offer hereunder, do not and will not conflict with, violate or result in any default under Newco's certificate of incorporation or bylaws or any mortgage, indenture, agreement, instrument or other contract to which Newco is a party or by which Newco or its property is bound, nor will they violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Newco is subject, nor do they or will they require the consent of, or any prior filing with or notice to, any governmental authority or other third party not theretofore obtained, made or given.

         4. Representations and Warranties of the Security Holder.

         To induce Newco to enter into this Agreement and to effect the Exchange Offer hereunder, the Security Holder hereby represents and warrants that:

         4.1 The Security Holder is the record and beneficial owner of the Interest with full right, power and authority to dispose of all or any part of the Interest. The Security Holder owns the Interest free and clear of any and all liens, encumbrances and adverse claims, and will transfer such the Interest to Newco in the Exchange Offer free and clear of any and all liens, encumbrances and adverse claims.

         4.2 The Security Holder acknowledges that Newco proposes to issue and deliver to him, her or it the shares of Newco Common Stock pursuant to this Agreement in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act").

         4.3 The Security Holder is acquiring such Security Holder's shares of Newco Common Stock for such Security Holder's own account for investment purposes and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act and the Security Holder is an "accredited investor" as such term is defined by Rule 501(a) promulgated by the Securities and Exchange Commission (the "SEC").



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         4.4 Unless it is a natural person, such Security Holder is a corporation, limited liability company or a partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power and authority to carry out the transactions provided for in, or contemplated by, this Agreement.

         4.5 The execution, delivery and performance of this Agreement by such Security Holder, and the consummation of the transactions contemplated herein, have been duly authorized by it, and as of the Closing, the execution and delivery by it of this Agreement, and the fulfillment and compliance with the terms of this Agreement by it, will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or
(iii) result in a violation of its articles or certificate of incorporation or its by-laws, or its partnership agreement, or operating agreement (if it is a corporation, partnership, or limited liability company as the case may be) or any law, statute, rule or regulation to which it is subject, or any agreement, instrument, order, judgment or decree to which it is subject.

         4.6 The Security Holder has received from Newco (i) a copy of the order issued by the North Carolina Securities Administrator pursuant to Section 78A-30 of the General Statutes of North Carolina and (ii) a disclosure statement describing the Exchange Offer (collectively the "Disclosure Documents"). The Security Holder has had an opportunity to review the Disclosure Documents and to ask questions of and receive answers from the management of MedCath Holdings concerning the terms and conditions of the Exchange Offer and the IPO and to obtain any additional information which MedCath Holdings possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information included in the Disclosure Documents.

         5. Certain Covenants and Agreements.

         5.1 Newco agrees to provide the Security Holder, upon request, with access to (A) the Registration Statement on Form S-1 for the IPO (the "Registration Statement") as filed with the SEC and any amendments and exhibits thereto, (B) the audited financial statements of the Heart Hospital for its most recent fiscal year and (C) any interim historical financial statements and financial projections of the Heart Hospital which MedCath Holdings possesses or can acquire without unreasonable effort or expense.

         5.2 Newco agrees to use its reasonable best efforts to proceed with and consummate the IPO in the manner contemplated by the Registration Statement.

         5.3 Each of the parties hereto hereby covenants and agrees with the others that at any time and from time to time it will promptly execute and deliver to the others such further assurances, instruments and documents and take such further action as any of the others may reasonably request in order to carry out the full intent and purpose of this Agreement.



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         5.4 In the event that Security Holder is a partnership, limited liability, professional association, corporation or trust of which all the constituent equity holders are physicians or members of their immediate family, the Security Holder may transfer (or direct the delivery at Closing) any or all of the shares of Newco Common Stock received pursuant to this Agreement to any of its constituent equity holders; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute and deliver to the Underwriters an agreement, in form and substance satisfactory to the Underwriters and Newco, pursuant to which the Security Holder shall agree not to offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Newco Common Stock.

         6. Indemnification.

         The Security Holder severally agrees, to indemnify and hold Newco harmless from any loss, liability, cost or expense, including without limitation reasonable attorneys' fees, suffered by Newco resulting from or arising out of:
(i) any material breach by the Security Holder in the performance of his, her or its obligations or covenants under this Agreement; (ii) any material breach of any of the representations or warranties made by the Security Holder in this Agreement; and (iii) all actions, suits, proceedings, claims, demands, assessments or judgments incident to any of the foregoing.

         7. Termination.

         This Agreement shall terminate if the IPO Closing has not occurred by December 31, 2001 or such earlier date upon the determination by Newco, in its sole discretion, to abandon the IPO. Upon such termination, Newco and the Security Holders shall be released from all agreements and commitments with respect to the Exchange Offer under this Agreement.

         8. Notices.

         Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's Notice Address (as defined below), which Notice Address may be changed from time to time by such party by notice thereof to the other parties as herein provided. Any such notice shall be deemed effectively given to a party on the second day after the date of mailing when mailed to such party by first class, registered or certified United States mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party or when actually received by, such party. The Notice Address for Newco shall be 10720 Sikes Place, Suite 300, Charlotte, North Carolina 28277, Attention: David Crane. The Notice Address for the Security Holder shall be the then current address of the Security Holder indicated in the books and records of the Heart Hospital.

         9. Integration.

         This Agreement constitutes the final, complete and exclusive statement of the agreement among the parties hereto as to the subject matter hereof, and all other prior or contemporaneous



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oral or written agreements representations, warranties or communications of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

         10. Amendment.

         This Agreement may be modified or amended only by express agreement of the parties hereto in writing, assenting to such modification or amendment.

         11. Waivers.

         No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

         12. Assignment.

         No party may assign its rights or delegate its duties hereunder without the prior written consent of all of the other parties.

         13. Severability.

         The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or any other part of such provision.

         14. Construction.

         The section headings and subheadings in this Agreement have been inserted for convenience of reference only and shall be ignored in any construction of the provisions hereof. Unless the context requires a contrary meaning, whenever used in this Agreement a pronoun in any gender shall include the remaining genders; the singular shall include the plural and the plural the singular; the word "any" shall mean one or more or all; the conjunction "or" shall include both the conjunctive and disjunctive; and the word "person" may refer to an entity or group as well as to a natural person.

         15. Benefits and Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         16. Governing Law.

         The validity and construction of this Agreement shall be governed by the substantive laws of the State of North Carolina.



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         17. Counterparts.

         This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

         18. Effectiveness.

         This Agreement shall be effective as of the date hereinabove set forth upon the execution and delivery hereof by each party hereto of a counterpart hereof (whether or not the same counterpart). Upon such execution, one or more complete counterparts of this Agreement may be assembled using the signature pages from various separately executed counterparts.


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         IN WITNESS WHEREOF, Newco has caused this Agreement to be duly executed by its duly authorized officers and the Security Holders have each duly executed this Agreement, under seal as of the day and year first above written.

                                              MEDCATH CORPORATION


                                              By:
                                                   ----------------------------
                                              Name:
                                                     --------------------------
                                              Title:
                                                      -------------------------


            [Security Holder Signature Pages Follow in Counterparts]



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